Exhibit 5

December 28, 2005

WellPoint, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to WellPoint, Inc., an Indiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”), registering a total of 2,457,213 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), issuable pursuant to the WellChoice 2003 Omnibus Incentive Plan (the “Plan”) being assumed by the Company pursuant to the Agreement and Plan of Merger dated as of September 27, 2005, among the Company, WellPoint Holding Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company and WellChoice, Inc., a Delaware corporation.

In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan and, in the case of Shares to be issued upon exercise of stock options granted under the Plan, the option price therefor paid as described in the Plan, the Shares will be validly issued, fully paid and nonassessable.

In connection with the opinion expressed herein, we have relied, as to matters of Indiana law, upon the opinion of Baker & Daniels LLP, counsel to the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/    White & Case LLP